UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 28, 2008

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 3.03.	Material Modification to Rights of Security Holders.

On October 24, 2008, the Company’s board of directors approved an amendment to that certain Shareholders’ Rights Agreement, dated October 28, 1998 as amended on August 1, 2001, May 24, 2002 and September 5, 2003, by and between the Company and BNY Mellon Shareholder Services (as successor in interest to LaSalle Global Trust Services and LaSalle National Bank) as Rights Agent (as amended, the “Rights Agreement”), and directed the Company to entered into such amendment. Accordingly, on October 28, 2008, the Company and the Rights Agent executed that certain Fourth Amendment to Shareholders’ Rights Agreement, dated as of October 24, 2008 (the “Fourth Amendment”), whereby the Final Expiration Date (as defined in the Rights Agreement) was extended from October 28, 2008 to October 28, 2011.

The Fourth Amendment is filed hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of the Fourth Amendment.

Item 9.01.	Financial Statements and Exhibits

Exhibit 4.1     Fourth Amendment to Shareholders’ Rights Agreement, as of dated October 24, 2008

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: November 3, 2008	By:	/s/ JESS JANKOWSKI
JESS JANKOWSKI
Chief Financial Officer

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